UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-206097	35-2521028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Kingkey 100, Block A, Room 4805 Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+(86) 755 8233 0336

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On August 30, 2022, Addentax Group Corp.(the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Network 1 Financial Securities, Inc. (the “Representative”), as representative of the underwriters named therein (the “Underwriters”), in connection with the Company’s public offering. The Company previously filed a form of underwriting agreement as an exhibit to its Registration Statement on Form S-1 (File No. 333-230943) (as amended and supplemented, the “Registration Statement”). On August 30, 2022, the Company announced the pricing of its public offering of 5,000,000 shares of common stock for a price of $5.00 per share. The Company also granted the Underwriters a 45-day option to purchase up to 750,000 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments, if any, in connection with the public offering.

The public offering closed on September 2, 2022 and was made pursuant to the Registration Statement, which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 11, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). A final prospectus describing the terms of the public offering was filed with the SEC on September 1, 2022 and is available on the SEC’s website located at http://www.sec.gov.

In connection with the closing of the public offering, the Company issued to the Representative, and/or its permitted designees, as a portion of the underwriting compensation payable to the Representative, warrants to purchase 500,000 shares of common stock, equal to 10% of the number of shares of common stock sold in the public offering, at an exercise price of $6.50, equal to 130% of the public offering price in the offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants are exercisable for a period of five years, commencing after the closing of the offering.

The net proceeds to the Company from its public offering are approximately $23.25 million, after deducting underwriting commissions and offering expenses, and assuming no exercise of the over-allotment option. The Company intends to use the net proceeds from its public offering for purchase and sale of raw materials and developing its own brands, including working capital and general corporate purposes.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the public offering, as well as other risks detailed from time to time in the Company’s filings with the SEC.

Copies of the Underwriting Agreement and the Underwriter’s Warrant are filed as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Underwriting Agreement and the Underwriter’s Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement and the Underwriter’s Warrant.

Item 8.01 Other Events

On August 31, 2022, in connection with the offering described in Item 1.01, the Company’s common stock began trading on The Nasdaq Capital Market (“Nasdaq”) under the trading symbols “ATXG”.

On August 30, 2022, the Company issued a press release announcing the pricing of the public offering and the uplisting to Nasdaq. The Company issued a press release on September 2, 2022 announcing the closing of the offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated August 30, 2022 by and between the Company and Network 1 Financial Securities, Inc.
4.1	Form of Underwriter’s Warrant
99.1	Press Release dated August 30, 2022
99.2	Press Release dated September 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDENTAX GROUP CORP.

Date: September 2, 2022	By:	/s/ Hong Zhida
	Name:	Hong Zhida
	Title:	Chief Executive Officer